UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 11, 2005

                          FIRST MONTAUK FINANCIAL CORP.
                          -----------------------------
             (Exact name of registrant as specified in its charter)




                         COMMISSION FILE NUMBER: 0-6729
                                                 ------

                NEW JERSEY                           22-1737915
                ----------                           ----------
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)

                            Parkway 109 Office Center
                             328 Newman Springs Road
                               Red Bank, NJ 07701
              (Address and zip code of principal executive offices)

                                 (732) 842-4700
               (Registrant's telephone number, including area code)




CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

      |_| Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)
      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
          CFR 240.14a-12)
      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
          Exchange Act (17 CFR 240.14d-2(b))
      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

              On October 11, 2005, the management of First Montauk Financial Corp. (the "Registrant") recommended and the Registrant's Board of Directors determined, that the Registrant's previously issued financial statements as of and for the three months ended March 31, 2005, included in the Registrant's Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the "Commission") on May 16, 2005 (the "Original March 10-Q") and the Registrant's previously issued financial statements as of and for the six and three months ended June 30, 2005, included in the Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 3, 2005 (the "Original June 10-Q") and together with the Original March 10-Q, (the "Original Forms
              10-Q") will need to be amended. With respect to both of the Original Forms 10-Q, the purpose of the amendments is to correctly account for the amortization of deferred compensation related to the issuance of restricted stock grants in February 2005 to certain senior executives and as a non-cash charge does not affect the Registrant's cash flows from operations or its liquidity. In addition, the amendment to the Original Forms 10-Q corrects the vesting schedule of the restricted stock grants awarded to certain of the Registrant's executive officers. Further, the amendment to the Original June 10-Q corrects a transposition error on the previously reported Consolidated Statements of Income (Loss) to the expense category "Commissions, employee compensation and benefits" for the three months ended June 30, 2005.

              After conducting a review of its historical financial statements in connection with prospective transactions, the Registrant determined that its previous accounting of the restricted stock awards was not accurate. Accordingly, the Registrant is revising its historical financial statements as presented in the Original Forms 10-Q to make the appropriate adjustments. The determination to revise the prior financial statements was discussed at a meeting of the board of directors by the audit committee with the Registrant's independent registered public accounting firm. As a result of the need to make these adjustments, the unaudited consolidated financial statements as of and for the three months ended March 31, 2005 and the unaudited financial statements as of and for the six and three months ended June 30, 2005, as previously filed with the Commission in the Original Forms 10-Q, should no longer be relied upon. The Registrant expects to file amendments to each of the Original Forms 10-Q on the date hereof.

              The Registrant will report in the amendments to the Original Forms 10-Q that the aggregate impact of these adjustments will be a change to the income (loss) applicable to common stockholders. In the amendment to the Original March 10-Q, the Registrant will report an increase in the loss applicable to common stockholders from ($410,516) or ($0.03) per basic and diluted share, to ($745,143) or ($0.06) per basic and diluted share. The amendment to the Original June 10-Q will report a decrease in the net income applicable to common stockholders for the six months ended
              June 30, 2005 from $3,578,392 or $0.27 per basic and $0.19 per diluted share, to $3,271,015 or $0.24 per basic and $0.18 per diluted share. Further, the amendment to the Original June 10-Q will report an increase in the net income applicable to common stockholders for the three months ended June 30, 2005 from $3,988,908 or $0.28 per basic and $0.20 per diluted share, to $4,016,158 or $0.28 per basic and $0.20 per diluted share.

              In addition to the revised financial statements, the Registrant is making appropriate corresponding adjustments to the notes to the financial statements and, where appropriate, to the disclosures contained in the Management's Discussion and Analysis of Financial Condition and Results of Operation in each of the Original Forms 10-Q to reflect the changes to the financial statements.

              The foregoing summary does not discuss every aspect of the Original Forms 10-Q which are being amended and readers should not rely on this summary for a complete recitation of the revisions to the Original Forms 10-Q which will be reported in the amended Forms 10-Q. The Registrant expects to file an amended Form 10-Q for each of the Original Forms 10-Q on October 14, 2005. These amended Forms 10-Q will include the revised financial statements for the three months ended March 31, 2005 and the six months and three months ended June 30, 2005, as well as the other amendments discussed herein.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FIRST MONTAUK FINANCIAL CORP.



                                       By:   /s/ Victor K. Kurylak
                                             ----------------------------------
                                             Name:  Victor K. Kurylak
                                             Title: Chief Executive Officer
                                             Date:  October 14, 2005